Exhibit 99.1

LEXINGTON REALTY TRUST TRADED: NYSE: LXP ONE PENN PLAZA, SUITE 4015 NEW YORK, NY 10119-4015

FOR IMMEDIATE RELEASE

LEXINGTON REALTY TRUST ANNOUNCES COMMENCEMENT OF OFFER TO EXCHANGE ITS 4.25% SENIOR NOTES DUE 2023 FOR REGISTERED NOTES

New York, NY - January 31, 2014 - Lexington Realty Trust (“Lexington”) (NYSE: LXP), a real estate investment trust (REIT) focused on single-tenant real estate investments, today announced that it has commenced a registered exchange offer to exchange any and all of its outstanding 4.25% Senior Notes due 2023 (the “Private Notes”) that were issued in a private placement for an equal principal amount of new 4.25% Senior Notes due 2023 (the “Registered Notes”) that have been registered under the Securities Act of 1933, as amended.

The sole purpose of the exchange offer is to fulfill Lexington’s obligations under a registration rights agreement with respect to exchanging the Private Notes for Registered Notes containing terms that are substantially identical to the Private Notes. Any Private Notes not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest, but will not retain any rights under the registration rights agreement except in limited circumstances.

The terms of the exchange offer are contained in the exchange offer prospectus dated January 31, 2014. The exchange offer will expire at 5:00 p.m., New York City time, March 4, 2014, unless extended. Private Notes tendered pursuant to the exchange offer may be withdrawn at any time prior to the expiration date by following the procedures set forth in the exchange offer prospectus.

Requests for assistance or for copies of the exchange offer prospectus should be directed to the exchange agent: U.S. Bank National Association, 100 Wall Street, 16th Floor, New York, NY 10005, Attention: William G. Keenan, Vice President, Reference: Lexington Realty Trust, 4.25% Senior Notes due 2023.

This press release shall not constitute an offer to sell or exchange any securities or a solicitation of an offer to buy or exchange any securities and no recommendation is made as to whether or not holders of Private Notes should exchange them for Registered Notes in the exchange offer. The exchange offer will be made only by means of a written prospectus and related letter of transmittal, copies of which are being provided to holders of the Private Notes.

ABOUT LEXINGTON REALTY TRUST

Lexington Realty Trust is a real estate investment trust that owns a diversified portfolio of equity and debt interests in single-tenant commercial properties and land. Lexington seeks to expand its portfolio through acquisitions, sale-leaseback transactions, build-to-suit arrangements and other transactions. A majority of these properties and all land interests are subject to net or similar leases, where the tenant bears all or substantially all of the operating costs, including cost increases, for real estate taxes, utilities, insurance and ordinary repairs. Lexington also provides investment advisory and asset management services to investors in the single-tenant area. Lexington common shares are traded on the New York Stock Exchange under the symbol “LXP”. Additional information about Lexington is available on-line at www.lxp.com or by contacting Lexington Realty Trust, Investor Relations, One Penn Plaza, Suite 4015, New York, New York 10119-4015.

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under Lexington's control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those factors and risks detailed in Lexington's periodic filings with the Securities and Exchange Commission. Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington's expectations will be realized.

Contact:
Investor or Media Inquiries, Patrick Carroll, CFO
Lexington Realty Trust
Phone: (212) 692-7200 E-mail: pcarroll@lxp.com

###